Exhibit 99.1

Dime Community Bancshares, Inc. Reports Strong Third Quarter 2022 Results With
Earnings Per Share Increasing By 10% On a Year-Over-Year Basis

Robust Quarterly Loan Originations and Net Interest Margin Expansion Drive Net Interest Income Growth

Deposit Costs Remain Well Controlled

Hauppauge, NY, October 28, 2022 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $37.7 million for the quarter ended September 30, 2022, or $0.98 per diluted common share, compared to $36.7 million, or $0.94 per diluted common share, for the quarter ended June 30, 2022, and $36.6 million, or $0.89 per diluted common share, for the quarter ended September 30, 2021.

Kevin M. O’Connor, Chief Executive Officer (“CEO”) of the Company, stated, “During the third quarter, we had robust loan originations resulting in another quarter of record loan growth of over $450 million. The high level of non-interest-bearing deposits on our balance sheet allowed us to keep our deposit costs well contained. Strong growth in average earning assets and net interest margin expansion resulted in quarterly net interest income surpassing $100 million. We continue to prioritize prudent expense management as demonstrated by a core efficiency ratio of 47% on a year-to-date basis.”

Highlights for the Third Quarter of 2022 Included:

●	Total loans held for investment, net, excluding Paycheck Protection Program (“PPP”) loans, increased by 19% on an annualized basis versus the linked quarter;
●	The net interest margin expanded by 9 basis points versus the linked quarter;
●	The cost of deposits remained well-controlled; on a linked quarter basis, the cost of deposits increased by only 23 basis points compared to the 150 basis points change in the Federal Funds rate between July and September;
●	Credit quality continues to be strong with non-performing assets and loans 90 days past due and accruing remaining stable and representing only 0.34% of total assets as of September 30, 2022; and
●	The Company repurchased 200,346 shares of its common stock, which represented approximately 0.5% of shares outstanding at the beginning of the period, at a weighted-average price of $30.97 per share.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the third quarter of 2022 was $100.4 million compared to $93.5 million for the second quarter of 2022 and $94.8 million for the third quarter of 2021.

The table below provides a reconciliation of the reported net interest margin (“NIM”) and adjusted NIM excluding the impact of purchase accounting accretion on the loan portfolio.

(Dollars in thousands)	Q3 2022	Q2 2022	Q3 2021
Net interest income	$100,438	$93,512	$94,828
Purchase accounting accretion on loans ("PAA")	(57)	117	(2,541)
Adjusted net interest income excluding PAA on loans (non-GAAP)	$100,381	$93,629	$92,287

Average interest-earning assets	$11,782,361	$11,412,350	$11,765,298

NIM (1)	3.38%	3.29%	3.20%
Adjusted NIM excluding PAA on loans (non-GAAP) (2)	3.38%	3.29%	3.11%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PAA on loans represents adjusted net interest income, which excludes net interest income on PAA loans divided by average interest-earning assets.

Loan Portfolio

The ending weighted average rate (“WAR”)(1) on the total loan portfolio was 4.33% at September 30, 2022, a 39 basis point increase compared to the ending WAR on the total loan portfolio at June 30, 2022.

Outlined below are loan balances and WARs for the period ended as indicated.

	September 30, 2022		June 30, 2022		September 30, 2021
($ in thousands)	Balance	WAR	Balance	WAR	Balance	WAR
Loans held for investment balances at period end:
Commercial and industrial ("C&I")	$900,768	5.90%	$941,944	4.97%	$878,332	4.10%
Owner-occupied commercial real estate	1,090,417	4.69	1,043,184	4.20	966,895	4.11
Business loans	1,991,185	5.24	1,985,128	4.57	1,845,227	4.11
One-to-four family residential, including condominium and cooperative apartment	722,081	3.77	691,586	3.60	683,665	3.68
Multifamily residential and residential mixed-use (2)(3)	3,968,244	3.83	3,654,164	3.62	3,468,262	3.57
Non-owner-occupied commercial real estate	3,174,102	4.33	3,048,188	3.89	2,847,793	3.70
Acquisition, development, and construction	241,019	6.75	252,108	5.41	285,379	4.69
Other loans	8,927	7.29	10,789	7.16	20,462	4.97
Loans held for investment, excluding PPP loans	10,105,558	4.33	9,641,963	3.95	9,150,788	3.76
PPP loans	11,383	1.00	18,944	1.00	134,083	1.00
Total loans held for investment, including PPP loans	$10,116,941	4.33%	$9,660,907	3.94%	$9,284,871	3.72%

(1)    Weighted average rate is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total amount of loans in the category.

(2)    Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, excluding PPP loans, for the quarter ended as indicated.

($ in millions)	Q3 2022	Q2 2022	Q3 2021
Loan originations, excluding PPP loans	$800.9	$901.5	$464.5

Deposits

Total average deposits for the third quarter were $10.6 billion, compared to $10.3 billion for the second quarter. The cost of deposits increased by 23 basis points on a linked quarter basis. CEO O’Connor stated, “Despite the significant increase in interest rates, we grew average deposit balances on a linked quarter basis,  maintained our non-interest bearing deposit ratio at approximately 37% and kept overall deposits costs relatively well-contained.”

Non-Interest Income

Non-interest income was $9.4 million during the third quarter of 2022, $12.1 million during the second quarter of 2022, and $9.7 million during the third quarter of 2021. Included in non-interest income during the third quarter of 2022 was a $1.4 million gain on the sale of a branch property. Included in non-interest income for the second quarter of 2022 was $2.2 million of income related to mortality proceeds from a death claim. Excluding the net gain on sale of securities and other assets, adjusted non-interest income was $8.0 million during the third quarter of 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Non-Interest Expense

Total non-interest expense was $48.3 million during the third quarter of 2022, $51.8 million during the second quarter of 2022, and $56.8 million during the third quarter of 2021. Excluding the impact of merger expenses and transaction costs, branch restructuring, severance expense, loss on extinguishment of debt, and amortization of other intangible assets, adjusted non-interest expense was $47.9 million during the third quarter of 2022, $48.5 million during the second quarter of 2022, and $49.1 million during the third quarter of 2021 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The ratio of non-interest expense to average assets was 1.54% during the third quarter of 2022, compared to 1.71% during the linked quarter and 1.80% for the third quarter of 2021. Excluding the impact of merger expenses and transaction costs, branch restructuring, severance expense, loss on extinguishment of debt, and amortization of other intangible assets, the ratio of adjusted non-interest expense to average assets was 1.53% during the third quarter of 2022, compared to 1.60% during the linked quarter and 1.56% for the third quarter of 2021 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 44.0% during the third quarter of 2022, compared to 49.1% during the linked quarter and 54.3% during the third quarter of 2021. Excluding the impact of merger expenses and transaction costs, branch restructuring, severance expense, loss on extinguishment of debt, amortization of other intangible assets, and gain on sale of securities and other assets, the adjusted efficiency ratio was 44.2% during the third quarter of 2022, compared to 45.9% during the linked quarter and 46.9% during the third quarter of 2021 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Income Tax Expense

The reported effective tax rate for the third quarter of 2022 was 28.1%, compared to 28.4% for the second quarter of 2022, and 27.5% for the third quarter of 2021.

Credit Quality

Non-performing loans at September 30, 2022 were $41.1 million, or 0.41% of total loans.

A credit loss provision of $6.6 million was recorded during the third quarter of 2022, compared to a credit loss provision of $44 thousand during the second quarter of 2022, and a credit loss recovery of $5.2 million during the third  quarter of 2021. The credit loss provision for the third quarter was primarily associated with changes to the forecasted macroeconomic conditions used in the Bank’s allowance for credit loss model.

The allowance for credit losses as a percentage of total loans was 0.81% at September 30, 2022 as compared to 0.82% at June 30, 2022 and 0.88% at September 30, 2021.

Capital Management

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of September 30, 2022.

CEO O’Connor commented, “During the third quarter, we continued to execute on our share repurchase program and we repurchased $6.2 million of common stock. On a year-to-date basis we have repurchased approximately $46.5 million of common stock, representing approximately 4% of shares outstanding at the beginning of the year. Our regulatory capital ratios, which exclude the impact of the accumulated other comprehensive loss component of stockholders’ equity, continue to be very strong. Our solid asset quality metrics and internal stress testing analyses continue to provide support for growing our balance sheet and future capital return to shareholders.”

Dividends per common share were $0.24 during the third quarter of 2022.

Book value per common share was $26.55 at September 30, 2022 compared to $26.41 at June 30, 2022. Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $22.34 at September 30, 2022 compared to $22.20 at June 30, 2022. Excluding the impact of AOCI, the adjusted tangible common book value per share was $24.75 at September 30, 2022 compared to $24.01 at June 30, 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on Friday, October 28, 2022, during which CEO O’Connor will discuss the Company’s third quarter 2022 financial performance, with a question-and-answer session to follow.

The conference call will be simultaneously webcast (listen only) and archived for a period of one year at https://events.q4inc.com/attendee/927279052.

Conference Call Details:

Dial-in for Live Call:

United States: 1-844-200-6205

International:+1-929-526-1599

Access code:728364

Telephone Replay:

A recording will be available until Friday, November 11, 2022.

United States: 1-866-813-9403

International:+44-204-525-0658

Access code: 471079

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $12.8 billion in assets and the number one deposit market share among community banks on Greater Long Island(1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. Further, given its ongoing and dynamic nature, it is difficult to predict what effects the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch closures, work stoppages and unavailability of personnel; and increased cybersecurity risks, as employees work remotely. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	September 30,	June 30,	December 31,
	2022	2022	2021
Assets:
Cash and due from banks	$312,996	$281,487	$393,722
Securities available-for-sale, at fair value	962,927	1,007,757	1,563,711
Securities held-to-maturity	591,403	579,965	179,309
Loans held for sale	289	530	5,493
Loans held for investment, net:
C&I	900,768	941,944	867,542
Owner-occupied commercial real estate	1,090,417	1,043,184	1,030,240
Total business loans	1,991,185	1,985,128	1,897,782
One-to-four family and cooperative/condominium apartment	722,081	691,586	669,282
Multifamily residential and residential mixed-use (1)(2)	3,968,244	3,654,164	3,356,346
Non-owner-occupied commercial real estate	3,174,102	3,048,188	2,915,708
Acquisition, development, and construction	241,019	252,108	322,628
Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans	11,383	18,944	66,017
Other loans	8,927	10,789	16,898
Allowance for credit losses	(81,935)	(79,426)	(83,853)
Total loans held for investment, net	10,035,006	9,581,481	9,160,808
Premises and fixed assets, net	47,406	48,686	50,368
Premises held for sale	—	556	556
Restricted stock	65,656	42,110	37,732
Bank Owned Life Insurance ("BOLI")	331,105	328,928	295,789
Goodwill	155,797	155,797	155,797
Other intangible assets	6,915	7,346	8,362
Operating lease assets	57,916	59,511	64,258
Derivative assets	162,679	106,917	45,086
Accrued interest receivable	41,567	38,382	40,149
Other assets	114,241	107,632	65,224
Total assets	$12,885,903	$12,347,085	$12,066,364
Liabilities:
Non-interest-bearing checking	$3,830,676	$3,839,724	$3,920,423
Interest-bearing checking	936,082	870,974	905,717
Savings	2,237,409	2,011,609	1,158,040
Money market	2,553,729	2,884,382	3,621,552
Certificates of deposit	930,774	959,312	853,242
Total deposits	10,488,670	10,566,001	10,458,974
FHLBNY advances	620,000	100,000	25,000
Other short-term borrowings	2,124	2,162	1,862
Subordinated debt, net	200,305	200,327	197,096
Derivative cash collateral	158,200	115,790	4,550
Operating lease liabilities	60,252	61,850	66,103
Derivative liabilities	144,343	93,420	40,728
Other liabilities	71,218	67,013	79,431
Total liabilities	11,745,112	11,206,563	10,873,744
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	416	416	416
Additional paid-in capital	495,232	495,266	494,125
Retained earnings	733,783	705,371	654,726
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(93,036)	(69,950)	(6,181)
Unearned equity awards	(9,177)	(10,260)	(7,842)
Treasury stock, at cost	(102,996)	(96,890)	(59,193)
Total stockholders' equity	1,140,791	1,140,522	1,192,620
Total liabilities and stockholders' equity	$12,885,903	$12,347,085	$12,066,364

(1)     Includes loans underlying multifamily cooperatives.

(2)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Interest income:
Loans	$106,306	$93,102	$94,045	$285,828	$269,715
Securities	7,374	7,067	6,030	21,572	15,537
Other short-term investments	847	741	583	1,956	2,562
Total interest income	114,527	100,910	100,658	309,356	287,814
Interest expense:
Deposits and escrow	10,154	3,731	3,565	16,416	13,666
Borrowed funds	3,483	3,573	2,265	9,334	8,225
Derivative cash collateral	452	94	—	547	—
Total interest expense	14,089	7,398	5,830	26,297	21,891
Net interest income	100,438	93,512	94,828	283,059	265,923
Provision (credit) for credit losses	6,587	44	(5,187)	5,039	6,344
Net interest income after provision (credit)	93,851	93,468	100,015	278,020	259,579
Non-interest income:
Service charges and other fees	3,866	4,337	4,581	12,261	11,377
Title fees	474	683	482	1,578	1,603
Loan level derivative income	549	1,685	445	2,240	2,796
BOLI income	2,177	4,143	2,249	8,159	5,181
Gain on sale of SBA loans	211	723	348	1,176	1,485
Gain on sale of PPP loans	—	—	—	—	20,697
Gain on sale of residential loans	54	191	304	393	1,533
Net gain on equity securities	—	—	—	—	131
Net gain on sale of securities and other assets	1,397	—	—	1,397	730
Loss on termination of derivatives	—	—	—	—	(16,505)
Other	634	362	1,319	1,485	2,861
Total non-interest income	9,362	12,124	9,728	28,689	31,889
Non-interest expense:
Salaries and employee benefits	29,188	28,454	28,276	88,476	80,693
Severance	—	2,193	—	2,193	1,875
Occupancy and equipment	7,884	7,396	7,814	22,864	22,913
Data processing costs	3,434	3,913	3,573	11,152	12,132
Marketing	1,531	1,515	1,054	4,341	2,702
Professional services	2,116	2,028	2,751	6,238	7,154
Federal deposit insurance premiums	800	1,150	1,173	3,100	3,046
Loss on extinguishment of debt	—	740	—	740	1,751
Curtailment loss	—	—	—	—	1,543
Merger expenses and transaction costs	—	—	2,472	—	42,250
Branch restructuring	—	—	4,518	—	6,177
Amortization of other intangible assets	431	430	715	1,447	1,907
Other	2,918	4,019	4,437	9,477	10,327
Total non-interest expense	48,302	51,838	56,783	150,028	194,470
Income before taxes	54,911	53,754	52,960	156,681	96,998
Income tax expense	15,430	15,269	14,565	44,184	28,359
Net income	39,481	38,485	38,395	112,497	68,639
Preferred stock dividends	1,822	1,822	1,822	5,465	5,465
Net income available to common stockholders	$37,659	$36,663	$36,573	$107,032	$63,174
Earnings per common share ("EPS"):
Basic	$0.98	$0.94	$0.89	$2.74	$1.62
Diluted	$0.98	$0.94	$0.89	$2.74	$1.62

Average common shares outstanding for diluted EPS	38,165,681	38,631,683	40,426,161	38,678,894	38,574,857

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Per Share Data:
Reported EPS (Diluted)	$0.98	$0.94	$0.89	$2.74	$1.62
Cash dividends paid per common share	0.24	0.24	0.24	0.72	0.72
Book value per common share	26.55	26.41	26.64	26.55	26.64
Tangible common book value per share (1)	22.34	22.20	22.60	22.34	22.60
Tangible common book value per share excluding AOCI (1)	24.75	24.01	22.63	24.75	22.63
Common shares outstanding	38,572	38,769	40,715	38,572	40,715
Dividend payout ratio	24.49%	25.53%	26.97%	26.28%	44.44%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	1.26%	1.27%	1.22%	1.22%	0.76%
Return on average equity	13.56	13.44	12.69	12.83	8.00
Return on average tangible common equity (1)	17.15	17.08	15.96	16.20	9.84
Net interest margin	3.38	3.29	3.20	3.29	3.15
Non-interest expense to average assets	1.54	1.71	1.80	1.63	2.16
Efficiency ratio (1)	44.0	49.1	54.3	48.1	65.3
Effective tax rate	28.10	28.41	27.50	28.20	29.24

Balance Sheet Data:
Average assets	$12,550,626	$12,121,949	$12,584,372	$12,292,051	$12,009,522
Average interest-earning assets	11,782,361	11,412,350	11,765,298	11,511,149	11,277,257
Average tangible common equity (1)	885,182	865,329	929,131	889,044	873,481
Loan-to-deposit ratio at end of period	96.5	91.4	87.0	96.5	87.0

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	6.77%	7.07%	7.54%
Tangible common equity excluding AOCI to tangible assets (1)	7.45	7.60	7.55
Tangible equity to tangible assets (1)	7.69	8.02	8.50
Tangible equity excluding AOCI to tangible assets (1)	8.36	8.55	8.51
Tier 1 common equity ratio	9.13	9.28	9.92
Tier 1 risk-based capital ratio	10.25	10.44	11.17
Total risk-based capital ratio	12.98	13.26	14.13
Tier 1 leverage ratio	8.61	8.71	8.37
CRE consolidated concentration ratio (2)	555	534	516
Allowance for credit losses/ Total loans	0.81	0.82	0.88
Allowance for credit losses/ Non-performing loans	199.45	218.80	238.84

(1)    See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.

(2)    The CRE consolidated concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. September 30, 2022 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

(3)	September 30, 2022 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Real estate loans	$8,981,848	$92,309	4.08%	$8,532,979	$81,454	3.83%	$8,289,973	$78,820	3.77%
Commercial and industrial loans	940,628	13,837	5.84	935,813	11,503	4.93	1,134,980	14,786	5.17
Other loans	10,566	160	6.01	11,571	145	5.03	21,391	439	8.14
Securities	1,666,398	7,374	1.76	1,695,702	7,067	1.67	1,438,348	6,030	1.66
Other short-term investments	182,921	847	1.84	236,285	741	1.26	880,606	583	0.26
Total interest-earning assets	11,782,361	114,527	3.86%	11,412,350	100,910	3.55%	11,765,298	100,658	3.39%
Non-interest-earning assets	768,265			709,599			819,074
Total assets	$12,550,626			$12,121,949			$12,584,372

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking	$833,386	$970	0.46%	$858,402	$604	0.28%	$1,000,435	$388	0.15%
Money market	2,651,459	2,046	0.31	3,148,472	1,240	0.16	3,698,124	1,467	0.16
Savings	2,243,887	4,951	0.88	1,509,776	859	0.23	1,335,310	170	0.05
Certificates of deposit	988,827	2,187	0.88	827,286	1,028	0.50	1,138,853	1,540	0.54
Total interest-bearing deposits	6,717,559	10,154	0.60	6,343,936	3,731	0.24	7,172,722	3,565	0.20
FHLBNY advances	166,739	430	1.02	79,176	172	0.87	25,000	59	0.94
Subordinated debt, net	200,320	2,553	5.06	273,470	3,309	4.85	197,172	2,206	4.44
Other short-term borrowings	75,975	500	2.61	54,229	92	0.68	2,290	—	—
Total borrowings	443,034	3,483	3.12	406,875	3,573	3.52	224,462	2,265	4.00
Derivative cash collateral	111,325	452	1.61	98,995	94	0.38	1,695	—	—
Total interest-bearing liabilities	7,271,918	14,089	0.77%	6,849,806	7,398	0.43%	7,398,879	5,830	0.31%
Non-interest-bearing checking	3,894,093			3,935,765			3,787,928
Other non-interest-bearing liabilities	219,883			191,066			186,977
Total liabilities	11,385,894			10,976,637			11,373,784
Stockholders' equity	1,164,732			1,145,312			1,210,588
Total liabilities and stockholders' equity	$12,550,626			$12,121,949			$12,584,372
Net interest income		$100,438			$93,512			$94,828
Net interest rate spread			3.09%			3.12%			3.08%
Net interest margin			3.38%			3.29%			3.20%
Deposits (including non-interest-bearing checking accounts)	$10,611,652	$10,154	0.38%	$10,279,701	$3,731	0.15%	$10,960,650	$3,565	0.13%

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	September 30,	June 30,	September 30,
Asset Quality Detail	2022	2022	2021
Non-performing loans ("NPLs") (1)
One-to-four family residential, including condominium and cooperative apartment	$3,219	$3,128	$4,938
Multifamily residential and residential mixed-use	—	—	859
Commercial real estate	7,673	5,020	4,122
Acquisition, development, and construction	657	657	—
C&I	29,532	27,365	23,727
Other	—	131	374
Total Non-accrual loans	$41,081	$36,301	$34,020
Total Non-performing assets ("NPAs")	$41,081	$36,301	$34,020

Loans 90 days delinquent and accruing ("90+ Delinquent")
One-to-four family residential, including condominium and cooperative apartment	$—	$341	$5,021
Multifamily residential and residential mixed-use	—	—	—
Commercial real estate	—	—	1,004
Acquisition, development, and construction	—	—	—
C&I	2,781	24	257
Other	—	—	—
90+ Delinquent	$2,781	$365	$6,282

NPAs and 90+ Delinquent	$43,862	$36,666	$40,302

NPAs and 90+ Delinquent / Total assets	0.34%	0.30%	0.33%
Net charge-offs (recoveries) ("NCOs")	$3,932	$555	$4,191
NCOs / Average loans (1)	0.16%	0.02%	0.18%

(1)	Calculated based on annualized NCOs to average loans, excluding loans held for sale.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the Company’s February 2021 merger with Bridge Bancorp, Inc., as well as a gain on sale of a branch property, branch restructuring, gain on sale of PPP loans, severance, and loss on extinguishment of debt:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$37,659	$36,663	$36,573	$107,032	$63,174
Adjustments to net income (1):
Provision for credit losses - Non-PCD loans (double-count)	—	—	—	—	20,278
Gain on sale of PPP loans	—	—	—	—	(20,697)
Net gain on sale of securities and other assets	(1,397)	—	—	(1,397)	(710)
Loss on termination of derivatives	—	—	—	—	16,505
Severance	—	2,193	—	2,193	1,875
Loss on extinguishment of debt	—	740	—	740	1,751
Curtailment loss	—	—	—	—	1,543
Merger expenses and transaction costs (2)	—	—	2,472	—	42,250
Branch restructuring	—	—	4,518	—	6,177
Income tax effect of adjustments and other tax adjustments	440	(295)	(2,191)	145	(19,187)
Adjusted net income available to common stockholders (non-GAAP)	$36,702	$39,301	$41,372	$108,713	$112,959

Adjusted Ratios (Based upon non-GAAP as calculated above)
Adjusted EPS (Diluted)	$0.95	$1.01	$1.01	$2.78	$2.90
Adjusted return on average assets	1.23%	1.36%	1.37%	1.24%	1.31%
Adjusted return on average equity	13.23	14.36	14.27	13.02	13.80
Adjusted return on average tangible common equity	16.72	18.30	18.02	16.45	17.44
Adjusted non-interest expense to average assets	1.53	1.60	1.56	1.58	1.54
Adjusted efficiency ratio	44.2	45.9	46.9	46.9	47.4

(1)    Adjustments to net income are taxed at the Company's statutory tax rate of approximately 31% unless otherwise noted.

(2)    Certain merger expenses and transaction costs are non-taxable expense.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Operating expense as a % of average assets - as reported	1.54%	1.71%	1.80%	1.63%	2.16%
Loss on extinguishment of debt	—	(0.03)	—	(0.01)	(0.02)
Curtailment loss	—	—	—	—	(0.02)
Severance	—	(0.07)	—	(0.02)	(0.02)
Merger expenses and transaction costs	—	—	(0.08)	—	(0.47)
Branch restructuring	—	—	(0.14)	—	(0.07)
Amortization of other intangible assets	(0.01)	(0.01)	(0.02)	(0.02)	(0.02)
Adjusted operating expense as a % of average assets (non-GAAP)	1.53	1.60	1.56	1.58	1.54

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Efficiency ratio - as reported (non-GAAP) (1)	44.0%	49.1%	54.3%	48.1%	65.3%
Non-interest expense - as reported	$48,302	$51,838	$56,783	$150,028	$194,470
Severance	—	(2,193)	—	(2,193)	(1,875)
Merger expenses and transaction costs	—	—	(2,472)	—	(42,250)
Branch restructuring	—	—	(4,518)	—	(6,177)
Loss on extinguishment of debt	—	(740)	—	(740)	(1,751)
Curtailment loss	—	—	—	—	(1,543)
Amortization of other intangible assets	(431)	(430)	(715)	(1,447)	(1,907)
Adjusted non-interest expense (non-GAAP)	$47,871	$48,475	$49,078	$145,648	$138,967
Net interest income - as reported	$100,438	$93,512	$94,828	$283,059	$265,923
Non-interest income - as reported	$9,362	$12,124	$9,728	$28,689	$31,889
Gain on sale of PPP loans	—	—	—	—	(20,697)
Net gain on sale of securities and other assets	(1,397)	—	—	(1,397)	(710)
Loss on termination of derivatives	—	—	—	—	16,505
Adjusted non-interest income (non-GAAP)	$7,965	$12,124	$9,728	$27,292	$26,987
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$108,403	$105,636	$104,556	$310,351	$292,910
Adjusted efficiency ratio (non-GAAP) (2)	44.2%	45.9%	46.9%	46.9%	47.4%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	September 30,	June 30,	September 30,
	2022	2022	2021
Reconciliation of Tangible Assets:
Total assets	$12,885,903	$12,347,085	$12,364,381
Goodwill	(155,797)	(155,797)	(155,339)
Other intangible assets	(6,915)	(7,346)	(9,077)
Tangible assets (non-GAAP)	$12,723,191	$12,183,942	$12,199,965

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,140,791	$1,140,522	$1,201,117
Goodwill	(155,797)	(155,797)	(155,339)
Other intangible assets	(6,915)	(7,346)	(9,077)
Tangible equity (non-GAAP)	978,079	977,379	1,036,701
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$861,510	$860,810	$920,132

Tangible common equity (non-GAAP)	$861,510	$860,810	$920,132
AOCI, net of deferred taxes	93,036	69,950	1,042
Tangible common equity excluding AOCI (non-GAAP)	$954,546	$930,760	$921,174

Tangible equity (non-GAAP)	$978,079	$977,379	$1,036,701
AOCI, net of deferred taxes	93,036	69,950	1,042
Tangible equity excluding AOCI (non-GAAP)	$1,071,115	$1,047,329	$1,037,743

Common shares outstanding	38,572	38,769	40,715

Tangible common equity to tangible assets (non-GAAP)	6.77%	7.07%	7.54%
Tangible common equity excluding AOCI to tangible assets (non-GAAP)	7.45	7.60	7.55
Tangible equity to tangible assets (non-GAAP)	7.69	8.02	8.50
Tangible equity excluding AOCI to tangible assets (non-GAAP)	8.36	8.55	8.51

Book value per share	$26.55	$26.41	$26.64
Tangible common book value per share (non-GAAP)	22.34	22.20	22.60
Tangible common book value per share excluding AOCI (non-GAAP)	24.75	24.01	22.63